Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Company Contact Alexis Waadt, Director of Investor Relations Airgain, Inc. investors@airgain.com	Investor Contact Matt Glover or Najim Mostamand Liolios Group, Inc. +1 949 574 3860 AIRG@liolios.com

Airgain Reports Fourth Quarter and Full Year 2017 Financial Results

San Diego, CA, February 15, 2018 – Airgain, Inc. (NASDAQ: AIRG), a leading provider of advanced antenna technologies used to enable high performance wireless networking, today reported unaudited results for the fourth quarter and full year ended December 31, 2017. Annual revenues for 2017 were $49.5 million, a 14% year over year increase and at the higher end of the company’s previously stated guidance.

Fourth Quarter 2017 Financial Highlights

•	Sales of $12.8 million
•	Gross margin of 46.0%
•	GAAP earnings per diluted share of $0.06
•	Non-GAAP earnings per diluted share of $0.10
•	Adjusted EBITDA of $1.1 million

Fourth Quarter 2017 Financial Results

Sales totaled $12.8 million compared to $12.6 million in the same year-ago period.

Gross profit grew 8% to $5.9 million from $5.5 million in Q4 of last year. Gross margin as a percentage of sales increased to 46.0% in the fourth quarter of 2017, compared to 43.4% in the same year-ago period.

Total operating expenses for the fourth quarter of 2017 grew 25% to $5.4 million from $4.3 million in Q4 of last year. The increase was primarily due to higher personnel expenses to support the company’s sales, marketing, and R&D initiatives, and Antenna Plus acquisition-related expenses.

Net income attributable to common stockholders totaled $0.6 million or $0.06 per diluted share (based on 9.7 million shares), compared to net income attributable to common stockholders of $1.1 million or $0.12 per diluted share (based on 8.9 million shares) in the same year-ago period.

Non-GAAP net income attributable to common stockholders totaled $1.0 million or $0.10 per diluted share (based on 9.7 million shares), compared to non-GAAP net income attributable to common stockholders of $1.3 million or $0.15 per diluted share (based on 8.8 million shares) in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, fair market value for adjustments of warrants, acquisition transaction costs and share-based compensation)

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

decreased 25% to $1.1 million from $1.4 million in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

Full Year 2017 Financial Highlights

•	Sales of $49.5 million
•	Gross margin of 47.1%
•	GAAP earnings per diluted share of $0.11
•	Non-GAAP earnings per diluted share of $0.31
•	Adjusted EBITDA of $3.6 million

Full Year 2017 Financial Results

Sales increased 14% to $49.5 million from $43.4 million in the same year-ago period. The increase was primarily driven by a continued increase in product sales, including the revenue contribution from the assets acquired from Antenna Plus.

Gross profit grew 21% to $23.3 million from $19.3 million in the same year-ago period. Gross profit margin as a percentage of sales increased to 47.1% in 2017, compared to 44.4% in the same year-ago period.

Total operating expenses grew 41% to $22.3 million from $15.8 million in 2016. The increase was primarily due to higher personnel expenses to support the company’s sales, marketing, and R&D initiatives and Antenna Plus acquisition-related expenses.

Net income attributable to common stockholders totaled $1.1 million or $0.11 per diluted share (based on 10.4 million shares), compared to net income attributable to common stockholders of $2.2 million or $0.40 per diluted share (based on 4.7 million shares) in the same year-ago period.

Non-GAAP net income attributable to common stockholders totaled $3.2 million or $0.31 per diluted share (based on 10.4 million shares), compared to non-GAAP net income attributable to common stockholders of $2.6 million or $0.57 per diluted share (based on 5.6 million shares) in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, fair market value for adjustments of warrants, acquisition transaction costs and share-based compensation) decreased 22% to $3.6 million from $4.7 million in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

Management Commentary

“Q4 was another strong quarter for us.  We ended 2017 on a high note and established positive momentum entering 2018,” said Airgain’s President and Chief Executive Officer, Charles Myers.  As we expected, our customers have begun to resume their normal deployment patterns, driven by the 802.11ac and DOCSIS 3.1 upgrade cycles. We also began shipping in volume to a new tier 1 multiple-system operator (MSO).

“Given our current pipeline and how we’ve structured the business for success, we are confident that we’ll achieve our 20% revenue target for 2018. Looking ahead, we’re focused on investing in the future and scaling our business to the next level. We’re going to be investing in our brand, people, marketing, technical know-how and infrastructure to elevate our business to the next stage of growth.  Therefore, we expect our operating expenses to grow at similar levels witnessed

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

over the past couple of years, primarily in marketing, research and development, and engineering expenditures, to ensure we are well aligned for success. The market opportunities in wireless connectivity continue to increase, positioning us for another strong year in 2018.

“We recently entered into a partnership with McLaren Technology Group. Through this partnership, we will be exploring the co-creation of wireless connectivity solutions and helping drive technological advancement within the automotive sector. Automotive, in general, is an area of our business that we are targeting in 2018 and beyond.

“2017 has been a vital year in paving our path toward continued growth in the future. The migration from wired to wireless is only accelerating and propelling the need for more complex systems to generate higher throughput, which ultimately bodes well for our business. Our mission is to not just be the antenna systems expert for the connected home or car, but the connected world. By building on our track record, investing for the future, and capitalizing on industry tailwinds, we believe we’ll not only reestablish our historical growth, but also help make this mission an eventual reality.”

Financial Outlook

For fiscal year 2018, Airgain reaffirms its sales outlook of 20% growth over fiscal year 2017.

Conference Call

Airgain management will hold a conference call today, February 15, 2018 at 4:30 p.m. Eastern Standard Time (1:30 p.m. Pacific Standard Time) to discuss these results and provide an update on business conditions.

Airgain management will host the presentation, followed by a question and answer period.

Date: Thursday, February 15, 2018

Time: 4:30 p.m. Eastern Standard Time (1:30 p.m. Pacific Standard Time)

U.S. dial-in: 1-877-451-6152

International dial-in: 1-201-389-0879

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay in the investor relations section of the company's website.

A replay of the call will be available after 7:30 p.m. Eastern Standard Time on the same day through March 15, 2018.

U.S. replay dial-in: 1-844-512-2921

International replay dial-in: 1-412-317-6671

Replay ID: 13675533

About Airgain, Inc.

Airgain (Nasdaq: AIRG) is a leading provider of advanced antenna technologies used to enable high performance wireless networking. Combining design-led thinking with testing and development, Airgain works in partnership with the entire ecosystem, including carriers, chipset suppliers, OEMs, and ODMs. Airgain’s key markets include home, automotive, Internet of Things

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

(IoT), and enterprise, and its antenna technologies can be found in set-top boxes, access points, routers, gateways, media adapters, smart TVs, vehicles, and IoT devices. Airgain is headquartered in San Diego, California, and maintains design and test centers in the U.S., UK and China. For more information, visit airgain.com, or follow us on LinkedIn and Twitter.

Airgain and the Airgain logo are registered trademarks of Airgain, Inc.

Forward-Looking Statements

Airgain cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company's current beliefs and expectations. These forward-looking statements include statements regarding the investment in our business, our ability to reestablish our historical growth and increase growth in the future, expectations as to market opportunities in wireless connectivity and our ability to position ourselves for growth in 2018, our focus on the automotive sector and our 2018 financial outlook, including a significant increase in operating expenses. The inclusion of forward-looking statements should not be regarded as a representation by Airgain that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation: adjustments to the unaudited financial results reported for the fourth quarter and year ended December 31, 2017 in connection with the completion of the company's final closing process and procedures, final adjustments, and other developments that may arise during the preparation of our Annual Report on Form 10-K; the market for our antenna products is developing and may not develop as we expect; our operating results may fluctuate significantly, including based on seasonal factors, which makes future operating results difficult to predict and could cause our operating results to fall below expectations or guidance; a slower than anticipated rollout of certain customers’ deployments; our products are subject to intense competition, including competition from the customers to whom we sell, and competitive pressures from existing and new companies may harm our business, sales, growth rates and market share; our future success depends on our ability to develop and successfully introduce new and enhanced products for the wireless market that meet the needs of our customers; risks that we may not fully realize the benefits associated with the partnerships we have entered into, or that certain existing partnerships may be terminated by either party; our ability to identify and consummate strategic acquisitions and partnerships, and risks associated with completed acquisitions and partnerships adversely affecting our operating results and financial condition; we sell to customers who are extremely price conscious, and a few customers represent a significant portion of our sales, and if we lose any of these customers, our sales could decrease significantly; we rely on a few contract manufacturers to produce and ship all of our products, a single or limited number of suppliers for some components of our products and channel partners to sell and support our products, and the failure to manage our relationships with these parties successfully could adversely affect our ability to market and sell our products; if we cannot protect our intellectual property rights, our competitive position could be harmed or we could incur significant expenses to enforce our rights; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Note Regarding Use of Non-GAAP Financial Measures

To supplement Airgain's condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), non-GAAP net income attributable to common stockholders (non-GAAP Net income), and non-GAAP earnings per diluted share (non-GAAP EPS). We believe these financial measures provide useful information to investors with which to analyze our operating trends and performance.

In computing Adjusted EBITDA, non-GAAP Net income, and non-GAAP EPS, we also exclude stock-based compensation expense, which represents non-cash charges for the fair value of stock options and other non-cash awards granted to employees, the fair market value adjustments for warrants, and acquisition related expenses, which include due diligence, legal, integration, and regulatory expenses. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash operating expenses, we believe that providing non-GAAP financial measures that exclude non-cash expense allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time. In addition, our recent acquisition related activities resulted in operating expenses that would not have otherwise been incurred. Management considers these types of expenses and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control and are not necessarily reflective of operational performance during a period. Furthermore, we believe the consideration of measures that exclude such acquisition related expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Our Adjusted EBITDA, non-GAAP Net income, and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Our Adjusted EBITDA, non-GAAP Net income, and non-GAAP EPS are not measurements of financial performance under GAAP, and should not be considered as an alternative to operating or net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider these non-GAAP measures to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of specific adjustments to GAAP results is provided in the last two tables at the end of this release.

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Airgain, Inc.
Unaudited Condensed Statements of Cash Flows

	For the Year Ended December 31, 2017	2016
Cash flows from operating activities:		
Net income	$ 1,141,255	$ 3,733,707
Adjustments to reconcile net income to net cash provided by (used in) operating activities:		
Depreciation	436,247	495,347
Amortization	581,386	373,350
Fair market value adjustment - warrants	—	(460,289)
Amortization of discounts on investments, net	(91,485)	—
Stock-based compensation	736,066	298,535
Deferred tax liability	1,805	6,166
Changes in operating assets and liabilities:		
Trade accounts receivable	(2,678,746)	(1,422,998)
Inventory	(161,972)	(27,082)
Prepaid expenses and other assets	(525,919)	(120,567)
Accounts payable	(101,801)	1,075,534
Accrued bonus	475,966	413,051
Accrued liabilities	49,591	411,255
Deferred obligation under operating lease	(117,049)	(106,732)
Net cash provided by (used in) operating activities	(254,656)	4,669,277
Cash flows from investing activities:		
Purchases of available-for-sale securities	(21,962,486)	—
Maturities of available-for-sale securities	750,000	—
Cash paid for acquisition	(6,348,730)	—
Purchases of property and equipment	(263,063)	(275,649)
Net cash used in investing activities	(27,824,279)	(275,649)
Cash flows from financing activities:		
Repayment of notes payable	(1,388,563)	(1,624,999)
Proceeds from initial public offering	—	13,600,800
Costs related to initial public offering	781	(2,657,604)
Proceeds from secondary public offering	—	26,797,094
Costs related to secondary public offering	—	(820,832)
Common stock repurchases	(1,257,100)	—
Proceeds from exercise of stock options	588,482	137,403
Net cash provided by (used in) financing activities	(2,056,400)	35,431,862
Net increase (decrease) in cash and cash equivalents	(30,135,335)	39,825,490
Cash and cash equivalents, beginning of period	45,161,403	5,335,913
Cash and cash equivalents, end of period	$ 15,026,068	$ 45,161,403
Supplemental disclosure of cash flow information		
Interest paid	$ 98,711	$ 177,460
Taxes paid	$ 102,819	$ —
Supplemental disclosure of non-cash investing and financing activities:		
Accretion of Series E, F, and G preferred redeemable convertible stock to redemption amount	—	$ 1,356,707
Conversion of warrants	—	$ 249,215
Conversion of preferred stock into common stock	—	$ 50,432,162

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200